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EXHIBIT 4.1

IHOP CORP.

INTERNATIONAL HOUSE OF PANCAKES, INC.

$95,000,000 5.20% Senior Notes, Series A, due October 28, 2012
$5,000,000 5.88% Senior Notes, Series B, due October 28, 2012

NOTE PURCHASE AGREEMENT

Dated October 28, 2002

TABLE OF CONTENTS

(Not a part of the Agreement)

Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 6.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 6.5	—	Financial Statements
Schedule 6.15	—	Existing Debt
Schedule 6.19	—	Environmental Matters
Exhibit 1(a)	—	Form of 5.20% Senior Note, Series A, due October 28, 2012
Exhibit 1(b)	—	Form of 5.88% Senior Note, Series B, due October 28, 2012
Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company
Exhibit 4.4(b)	—	Form of Opinion of General Counsel for the Company
Exhibit 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers
Exhibit 4.14	—	Form of Amended and Restated Intercreditor Agreement
Exhibit S	—	Form of Supplement

IHOP CORP.
INTERNATIONAL HOUSE OF PANCAKES, INC.
450 NORTH BRAND BOULEVARD
7TH FLOOR
GLENDALE, CALIFORNIA 91203-2306

5.20% Senior Notes, Series A, due October 28, 2012
5.88% Senior Notes, Series B, due October 28, 2012

October 28, 2002

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

        IHOP Corp., a Delaware corporation ("IHOP"), and International House of Pancakes, Inc., a Delaware corporation (the "Company"), jointly and severally, agree with you as follows:

SECTION 1.    AUTHORIZATION OF NOTES.

        The Company will authorize the issue and sale of (a) $95,000,000 aggregate principal amount of its 5.20% Senior Notes, Series A, due October 28, 2012 (the "Series A Notes") and (b) $5,000,000 aggregate principal amount of its 5.88% Senior Notes, Series B, due October 28, 2012 (the "Series B Notes"; the Series A Notes and the Series B Notes being hereinafter collectively referred to as the "2002 Notes"). The 2002 Notes, together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibits 1-A and 1-B, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.    SALE AND PURCHASE OF NOTES

        Section 2.1.    Sale and Purchase of Notes.    Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, the 2002 Notes in the principal amount and of the series specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, IHOP and the Company are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of the 2002 Notes in the principal amount and of the series specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder. The Series A Notes, the Series B Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a "series."

        Section 2.2.    Additional Series of Notes.    The Company may, from time to time, in its sole discretion, but subject to the terms hereof, issue and sell one or more additional series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S. Each additional series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

          (i)    each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

          (ii)  Additional Notes of the same series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same series shall vote as a single class and constitute one series;

          (iii)  each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and, upon execution of any such Supplement, this Agreement shall be amended to include such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement (which amendment shall in no event reduce or impair any of the covenants then existing in this Agreement), provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

          (iv)  each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder and thereunder;

          (v)  the minimum aggregate principal amount of any Additional Notes issued under a Supplement shall be $10,000,000;

          (vi)  all Additional Notes shall mature more than one year after the issuance thereof and shall constitute Funded Debt of the Company and shall rank pari passu with all other outstanding Notes; and

          (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof or after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3.    CLOSING.

        The sale and purchase of the 2002 Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe, Chicago, IL 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on October 28, 2002 or on such other Business Day thereafter on or prior to October 24, 2002 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the 2002 Notes to be purchased by you in the form of a single 2002 Note (or such greater number of 2002 Notes in denominations of at least $250,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4950-038554 at Wells Fargo Bank in Los Angeles, California, ABA number 121000248. If at the Closing the Company shall fail to tender such 2002 Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4.    CONDITIONS TO OBLIGATIONS OF PURCHASER.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

        Section 4.1.    Representations and Warranties.    The representations and warranties of IHOP and of the Company in this Agreement shall be correct when made and at the time of the Closing.

        Section 4.2.    Performance; No Default.    Each of IHOP and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 6.14) no Default or Event of Default shall have occurred and be continuing. Neither IHOP, the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 11 hereof had such Section applied since such date.

        Section 4.3.    Compliance Certificates.

        (a)  Officer's Certificate. Each of IHOP and the Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b)  Secretary's Certificate. Each of IHOP and the Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of their respective Financing Agreements.

        Section 4.4.    Opinions of Counsel.    You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for IHOP and the Company, covering the matters set forth in Exhibit 4.4(a) (and each of IHOP and the Company hereby instructs its special counsel to deliver such opinion to you), (b) from Mark Weisberger, general counsel for IHOP and the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

        Section 4.5.    Purchase Permitted by Applicable Law, etc.    On the date of the Closing your purchase of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

        Section 4.6.    Sale of Other Notes.    Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

        Section 4.7.    Payment of Special Counsel Fees.    Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

        Section 4.8.    Private Placement Number.    A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the 2002 Notes.

        Section 4.9.    Changes in Corporate Structure.    Neither IHOP nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.5.

        Section 4.10.    Funding Instructions.    At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

        Section 4.11.    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

        Section 4.12.    Conditions to Issuance of Additional Notes.    The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

          (a)  Compliance Certificate. A duly authorized Senior Financial Officer of each of IHOP and of the Company shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether IHOP and the Company are in compliance with the requirements of Section 11 on such date.

          (b)  Execution and Delivery of Supplement. IHOP and the Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

          (c)  Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 7 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

        Section 4.13.    Guarantee Agreement.    The Guarantors shall have each executed and delivered the Guarantee Agreement.

        Section 4.14.    Intercreditor Agreement.    The Amended and Restated Intercreditor Agreement in the form of Exhibit 4.14 attached hereto shall have been executed and delivered by the parties thereto and shall be in full force and effect and you shall have received a true, correct and complete copy thereof.

SECTION 5.    CONDITIONS TO OBLIGATIONS OF THE COMPANY.

        The Company's obligation to issue and sell the Notes to be sold by it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions:

        Section 5.1.    Representations and Warranties.    The representations and warranties contained in Section 7 of this Agreement shall be correct when made and at the time of the Closing.

        Section 5.2.    Other Purchasers.    Notes representing no less than $85,000,000 of initial principal amount shall have been purchased by you and the Other Purchasers purchasing Notes pursuant to the Other Agreements at the time of the Closing.

SECTION 6.    REPRESENTATIONS AND WARRANTIES OF IHOP AND THE COMPANY.

        The Company and IHOP, jointly and severally, represent and warrant to you that:

        Section 6.1.    Organization; Power and Authority.    Each of the Company and IHOP is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Obligors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party and to perform the provisions hereof and thereof.

        Section 6.2.    Authorization, etc.    The Financing Agreements have been duly authorized by all necessary corporate action on the part of each Obligor party thereto, and each Financing Agreement constitutes, or upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 6.3.    Disclosure.    The Company and IHOP, through their agents, SPP Capital Partners, LLC and Wells Fargo Bank, have delivered to you and each Other Purchaser a copy of a Confidential Direct Placement Memorandum (including all exhibits thereto), dated September 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of IHOP and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company and IHOP in connection with the transactions contemplated hereby and the financial statements listed in Schedule 6.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 6.5, since December 31, 2001, there has been no change in the financial condition, operations, business, properties or prospects of IHOP, the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to IHOP or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of IHOP or the Company specifically for use in connection with the transactions contemplated hereby, other than conditions, events or circumstances generally adversely affecting the restaurant industry as a whole.

        Section 6.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.    (a) Schedule 6.4 contains (except as noted therein) complete and correct lists (i) of all the Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by IHOP, the Company and each other Subsidiary, (ii) of each Affiliate, other than Subsidiaries, and (iii) of IHOP and the Company's directors and senior officers.

        (b)  All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 6.4 as being owned by IHOP, the Company or any Subsidiary have been validly issued, are fully paid and nonassessable and are owned by IHOP, the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 6.4).

        (c)  Each Subsidiary identified in Schedule 6.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d)  No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 6.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to IHOP or the Company or any of their Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

        Section 6.5.    Financial Statements.    The Company has delivered to each Purchaser copies of the financial statements of IHOP listed on Schedule 6.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of IHOP and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        Section 6.6.    Compliance with Laws, Other Instruments, etc.    The execution and delivery of, and the performance by each Obligor of its respective obligations under, the Financing Agreements to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor is bound or by which any Obligor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or (iii) subject to the provisions of Section 6.12(e), violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor.

        Section 6.7.    Governmental Authorizations, etc.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Obligor of the Financing Agreements to which it is a party.

        Section 6.8.    Litigation; Observance of Agreements, Statutes and Orders.    There are no actions, suits or proceedings pending or, to the knowledge of IHOP or the Company, threatened against or affecting any Obligor or any property of any Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b)  No Obligor is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 6.9.    Taxes.    Each Obligor has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the related Obligor, as the case may be, has established adequate reserves in accordance with GAAP. IHOP and the Company know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of IHOP and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of IHOP and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

        Section 6.10.    Title to Property; Leases.    Each Obligor has good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 6.5 or purported to have been acquired by an Obligor after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

        Section 6.11.    Licenses, Permits, etc.    (a) The Obligors own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material to the conduct of their respective businesses as now conducted and as described in the Memorandum, without known conflict with the rights of others;

        (b)  to the best knowledge of IHOP and the Company, no product of an Obligor infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

        (c)  to the best knowledge of IHOP and the Company, there is no Material violation by any Person of any right of an Obligor with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by an Obligor.

        Section 6.12.    Compliance with ERISA.    (a) IHOP, the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither IHOP, the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by IHOP, the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of IHOP, the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities, penalties, excise taxes or Liens as would not be individually or in the aggregate Material.

        (b)  The present value of the aggregate benefit liabilities under each of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year, on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The terms "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

        (c)  IHOP, the Company and each ERISA Affiliate have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d)  The expected post-retirement benefit obligation (determined as of the last day of IHOP's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of IHOP, the Company and its Subsidiaries is not Material.

        (e)  The execution and delivery of the Financing Agreements and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by IHOP and the Company in the first sentence of this Section 6.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 7.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        Section 6.13.    Private Offering by the Company.    Neither IHOP, the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 38 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither IHOP, the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        Section 6.14.    Use of Proceeds; Margin Regulations.    The Company will apply the proceeds of the sale of the Notes for future capital expenditures, to repurchase outstanding shares of capital stock of IHOP, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder in excess of $10,000,000 will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve an Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). At the date hereof and after giving effect to the application of the proceeds of the Notes, margin stock does not constitute more than 5.00% of the value of the consolidated assets of IHOP and its Subsidiaries and neither IHOP nor the Company has any present intention that margin stock will constitute more than 5.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 6.15.    Existing Indebtedness; Future Liens.    (a) Except as described therein, Schedule 6.15 sets forth a complete and correct list of all outstanding Debt of IHOP and its Subsidiaries as of September 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of IHOP or its Subsidiaries. Neither IHOP nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of IHOP or such Subsidiary and no event or condition exists with respect to any Debt of IHOP or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        (b)  Neither IHOP nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 11.3.

        Section 6.16.    Foreign Assets Control Regulations, etc.    Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither IHOP, the Company nor any of its Subsidiaries (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. IHOP, the Company and its Subsidiaries are in compliance, in all Material respects, with the USA Patriot Act.

        Section 6.17.    Status under Certain Statutes.    Neither IHOP, the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        Section 6.18.    Notes Rank Pari Passu.    As of the date of Closing, the obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 6.15 hereto.

        Section 6.19.    Environmental Matters.    Neither IHOP nor the Company has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim and that remains outstanding against IHOP, the Company or any of its Subsidiaries pertaining to any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 6.19,

          (a)  neither IHOP nor the Company nor any Subsidiary has knowledge of any violation of Environmental Laws or damage to the environment emanating from or occurring on any real properties now or formerly owned, leased or operated by IHOP, the Company or any of their Subsidiaries except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b)  neither IHOP, the Company nor any Subsidiary (i) has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or (ii) has disposed of any Hazardous Materials, in each case, in violation of any Environmental Laws, except as could not reasonably be expected to result in a Material Adverse Effect; and

          (c)  all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.    REPRESENTATIONS OF THE PURCHASER.

        Section 7.1.    Purchase for Investment.    You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

        Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE SOLD OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN EXEMPTION THEREFROM.

        Section 7.2.    Source of Funds.    You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a)  the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b)  the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991), and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c)  the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Parts 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Notes shall not be delivered to you or transferred to a subsequent transferee unless the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraph (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 7.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

        Section 7.3.    Investor Status.    You represent that you are an "accredited investor" within the meaning of Rule 501 under the Securities Act.

SECTION 8.    INFORMATION AS TO COMPANY.

        Section 8.1.    Financial and Business Information.    IHOP or the Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a)  Quarterly Statements—within 60 days after the end of each quarterly fiscal period in each fiscal year of IHOP (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

            (i)    a consolidated balance sheet of IHOP and its Subsidiaries as at the end of such quarter, and

            (ii)  consolidated statements of income, changes in shareholders' equity and cash flows of IHOP and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of IHOP's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 8.1(a);

          (b)  Annual Statements—within 105 days after the end of each fiscal year of IHOP, duplicate copies of,

            (i)    a consolidated balance sheet of IHOP and its Subsidiaries, as at the end of such year, and

            (ii)  consolidated statements of income, changes in shareholders' equity and cash flows of IHOP and its Subsidiaries, for such year,

  setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

              (A)  by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

              (B)  by a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of IHOP's Annual Report on Form 10 K for such fiscal year (together with IHOP's annual report to shareholders, if any, prepared pursuant to Rule 14a 3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 8.1(b);

          (c)  SEC and Other Reports—promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by IHOP or any of its Subsidiaries to public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder) and each prospectus and all amendments thereto filed by IHOP or any of its Subsidiaries with the Securities and Exchange Commission and of all press releases and other statements made available generally by IHOP or any Subsidiary to the public concerning developments that are Material;

          (d)  Notice of Default or Event of Default—promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 12(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; provided that any Default or Event of Default that is deemed to have arisen upon IHOP or the Company's failure to promptly notify any holder of Notes that is an Institutional Investor of another Default or Event of Default in accordance with this Section 8.1(d) shall be deemed to be waived so long as (i) such underlying Default or Event of Default as to which notice is required to be given (the "Underlying Default") has been completely cured, (ii) the Underlying Default, if it had not been completely cured, would not have had a Material Adverse Effect and (iii) notice of the Underlying Default is delivered within 30 days of its occurrence;

          (e)  ERISA Matters—promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that IHOP, the Company or an ERISA Affiliate proposes to take with respect thereto:

            (i)    with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

            (ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by IHOP, the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

            (iii)  any event, transaction or condition that could result in the incurrence of any liability by IHOP, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of IHOP, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability, penalty, excise tax or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f)    Notices from Governmental Authority—promptly, and in any event within 30 days of receipt thereof, copies of any notice to IHOP, the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g)  Supplements—promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

          (h)  Requested Information—with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of IHOP, the Company or any Subsidiary or relating to the ability of an Obligor to perform its obligations under the Financing Agreements to which it is a party, as from time to time may be reasonably requested by any such holder of Notes.

        Section 8.2.    Officer's Certificate.    Each set of financial statements delivered to a holder of Notes pursuant to Section 8.1(a) or Section 8.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance—the information (including detailed calculations) required in order to establish whether IHOP and the Company were in compliance with the requirements of Section 11.3 through Section 11.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default—a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of IHOP, the Company and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of IHOP, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        Section 8.3.    Inspection.    Each of IHOP and the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)  No Default—if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of IHOP or the Company, to discuss the affairs, finances and accounts of IHOP, the Company and their respective Subsidiaries with IHOP's or the Company's officers, and (with the consent of IHOP or the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of IHOP or the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of IHOP or the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default—if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of IHOP or the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision IHOP and the Company authorize said accountants to discuss the affairs, finances and accounts of IHOP and the Company and their respective Subsidiaries), all at such times and as often as may be reasonably requested.

SECTION 9.    PREPAYMENT OF THE NOTES.

        Section 9.1.    Required Prepayments.    On October 28, 2006 and on each October 28 thereafter to and including October 28, 2011, the Company will prepay $13,571,428.57 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 9.2 or Section 9.3 or purchase of the Notes permitted by Section 9.6, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 9.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase. Except pursuant to Section 9.3 and Section 13.3, the Series B Notes are not subject to required prepayment of principal.

        Section 9.2.    Optional Prepayments with Make-Whole Amount.    The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the 2002 Notes, in an amount not less than 10% of the aggregate principal amount of the 2002 Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of 2002 Notes written notice of each optional prepayment under this Section 9.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the 2002 Notes of each series to be prepaid on such date, the principal amount of each 2002 Note of each series held by such holder to be prepaid (determined in accordance with Section 9.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of 2002 Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        Section 9.3.    Change in Control.    (a) Notice of Change in Control or Control Event. IHOP or the Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of 2002 Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the 2002 Notes as described in subparagraph (b) of this Section 9.3 and shall be accompanied by the certificate described in subparagraph (f) of this Section 9.3.

        (b)  Offer to Prepay the Notes. The offer to prepay the 2002 Notes contemplated by subparagraph (a) of this Section 9.3 shall be an offer to prepay, in accordance with and subject to this Section 9.3, all, but not less than all, the 2002 Notes held by each holder (in this case only, "holder" in respect of any 2002 Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). The Proposed Prepayment Date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

        (c)  Acceptance. A holder of 2002 Notes may reject or accept the offer to prepay made pursuant to this Section 9.3 by causing a notice of such rejection or acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of 2002 Notes to respond to an offer to prepay made pursuant to this Section 9.3 shall be deemed to constitute an acceptance of such offer by such holder.

        (d)  Prepayment. Prepayment of the 2002 Notes to be prepaid pursuant to this Section 9.3 shall be at 100% of the principal amount of such 2002 Notes, together with interest on such 2002 Notes accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (e) of this Section 9.3.

        (e)  Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (c) of this Section 9.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of the 2002 Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 9.3 in respect of such Change in Control shall be deemed rescinded).

        (f)    Officer's Certificate. Each offer to prepay the 2002 Notes pursuant to this Section 9.3 shall be accompanied by a certificate, executed by Senior Financial Officers of IHOP and the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 9.3; (iii) the principal amount of each 2002 Note offered to be prepaid; (iv) the interest that would be due on each 2002 Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

        (g)  Certain Definitions. "Change in Control" shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group, as such term is used in Rule 13d-5 under the Exchange Act, (excluding, however, a group including the Current Management Group and/or their heirs or any trusts created for the benefit of any of the foregoing individuals, provided, that at least two members of the Current Management Group in such excluded group remain in offices with responsibility equal to or greater than the offices held by such members immediately preceding the transactions described below):

          (i)    become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the voting stock or membership or other equity interests of IHOP, or

          (ii)  acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of IHOP, through beneficial ownership of the capital stock of IHOP or otherwise, or (y) all or substantially all of the properties and assets of IHOP.

        "Control Event" means:

          (i)    the execution by IHOP, the Company or an Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

          (ii)  the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

          (iii)  the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the outstanding equity of IHOP, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

        "Current Management Group" means and includes Richard K. Herzer, Julia A. Stewart, Alan S. Unger, Richard C. Celio, Gregg Nettleton, Mark D. Weisberger and Anna G. Ulvan.

        (h)  All calculations contemplated in this Section 9.3 involving the capital stock or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or other equity interest of such Person were exercised at such time.

        Section 9.4.    Allocation of Partial Prepayments.    In the case of each partial prepayment of Series A Notes pursuant to Section 9.1, the principal amount of the Series A Notes to be prepaid shall be allocated among all of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of 2002 Notes pursuant to Section 9.2, the principal amount of the 2002 Notes to be prepaid shall be allocated among all of the 2002 Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and without distinction as to series. All prepayments made with respect to any Additional Series of Notes pursuant to any Supplement shall be allocated as therein provided.

        Section 9.5.    Maturity; Surrender, etc.    In the case of each prepayment of 2002 Notes pursuant to this Section 9, the principal amount of each 2002 Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any 2002 Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2002 Note shall be issued in lieu of any prepaid principal amount of any 2002 Note.

        Section 9.6.    Purchase of Notes.    IHOP and the Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of more than 25% (and less than 100%) of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from the end of the aforementioned 30 day period. The Company will promptly cancel all Notes acquired by it, IHOP or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        Section 9.7.    Make-Whole Amount.    The term "Make-Whole Amount" means, with respect to any 2002 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled

Payments with respect to the Called Principal of such 2002 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any 2002 Note, the principal of such Note that is to be prepaid pursuant to Section 9.2 or 9.3 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any 2002 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 2002 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any 2002 Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or, if not available, any other national recognized trading screen reporting on-line intraday trading in the U.S. Treasury securities) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any 2002 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the 2002 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.2, 9.3 or 13.1.

          "Settlement Date" means, with respect to the Called Principal of any 2002 Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.2 or Section 9.3 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

SECTION 10.    AFFIRMATIVE COVENANTS.

        IHOP and the Company, jointly and severally, covenant that so long as any of the Notes are outstanding:

        Section 10.1.    Compliance with Law.    IHOP and the Company will and will cause each of their respective Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 10.2.    Insurance.    IHOP and the Company will and will cause each of their respective Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        Section 10.3.    Maintenance of Properties.    IHOP and the Company will and will cause each of their respective Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent IHOP, the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and IHOP and the Company have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 10.4.    Payment of Taxes and Claims.    IHOP and the Company will and will cause each of their respective Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of IHOP, the Company or any Subsidiary, provided that neither IHOP, the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by IHOP, the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and IHOP, the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of IHOP, the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        Section 10.5.    Corporate Existence, etc.    Each of IHOP and the Company will at all times preserve and keep in full force and effect its corporate existence and, subject to Section 11.2, the Company will remain a Subsidiary of IHOP. Subject to Sections 11.2 and 11.8, IHOP and the Company will at all times preserve and keep in full force and effect the corporate existence of each of their respective Subsidiaries (unless merged into IHOP, the Company or a Subsidiary) and all rights and franchises of

IHOP, the Company and their respective Subsidiaries unless, in the good faith judgment of IHOP and the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

        Section 10.6.    Nature of Business.    Neither IHOP, the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by IHOP, the Company and their respective Subsidiaries would be substantially changed from the general nature of the business engaged in by IHOP, the Company and their respective Subsidiaries on the date of this Agreement.

        Section 10.7.    Notes to Rank Pari Passu.    Assuming no holder shall have entered into a subordination agreement with respect to the Notes, the Notes and all other obligations under this Agreement of the Company are and at all times shall rank pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

SECTION 11.    NEGATIVE COVENANTS.

        IHOP and the Company, jointly and severally, covenant that so long as any of the Notes are outstanding:

        Section 11.1.    Transactions with Affiliates.    IHOP and the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than IHOP, the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of IHOP's, the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to IHOP, the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

        Section 11.2.    Merger, Consolidation, etc.    No Obligor shall consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that (i) IHOP or the Company may merge or consolidate with or into, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, each other and (ii) any Subsidiary Guarantor may merge or consolidate with or into, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Obligor) unless:

          (a)  the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Obligor is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements to which it is a party and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

          (b)  immediately after giving effect to such transaction, (i) IHOP and the Company would be permitted to incur at least $1.00 of Funded Debt pursuant to Section 11.7(a)(iii) and (ii) no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of an Obligor shall have the effect of releasing such Obligor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 11.2 from its liability under this Agreement or the Notes.

        Section 11.3.    Liens.    IHOP and the Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation, any document or instrument in respect of goods or accounts receivable) of IHOP, the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or upon any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Financing Agreements will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Financing Agreements shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

          (a)  Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 10.4;

          (b)  any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (c)  Liens existing on the date of this Agreement and securing the Debt of IHOP, the Company or any Subsidiary referred to in Schedule 6.15 including any existing Capital Leases;

          (d)  leases or subleases granted to others, easements, rights-of-way, zoning or other restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of IHOP, the Company or any Subsidiaries; provided, that such Liens do not secure Debt of IHOP, the Company or any Subsidiary;

          (e)  Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance, other types of social security or retirement benefits and insurance regulatory requirements or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations;

          (f)    any Lien created to secure all or any part of the purchase price, or to secure Debt of IHOP, the Company or any Subsidiary incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by IHOP, the Company or a Subsidiary after the date of the Closing, including any Lien existing on property of a Person immediately prior to its being consolidated with or merged into IHOP, the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by IHOP, the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed); provided that

            (i)    any such Lien shall extend solely to the item or items of such property (and/or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (and/or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (and/or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

            (ii)  the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the board of directors of IHOP, the Company or such Subsidiary incurring such Lien) of such property (and/or improvement thereon) at the time of such acquisition or construction, and

            (iii)  any such Lien shall be created contemporaneously with, or within the period beginning 365 days before and ending 365 days after, the acquisition or construction of such property;

          (g)  any Lien renewing, extending or refunding any Lien permitted by paragraphs (c) and (f) of this Section 11.3; provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist;

          (h)  Liens on property or assets of IHOP, the Company or any Subsidiary securing Debt owing to IHOP, the Company or to a Subsidiary; and

          (i)    other Liens securing Debt of IHOP, the Company or any Subsidiary not otherwise permitted by paragraphs (a) through (h) of this Section 11.3; provided the Debt secured thereby is permitted by Sections 11.4 and 11.7 hereto.

        Section 11.4.    Priority Debt.    IHOP and the Company will not, at any time, permit Priority Debt to exceed 15% of Consolidated Adjusted Net Worth.

        Section 11.5.    Consolidated Adjusted Net Worth.    IHOP will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (i) $275,000,000 plus (ii) 25% of aggregate Consolidated Net Earnings (but only if a positive number) for the period beginning on December 31, 2002 and ending on the date of the most recent financial statements of IHOP previously provided (or required to be provided) to the holders pursuant to Section 8.

        Section 11.6.    Fixed Charges Coverage Ratio.    IHOP will keep and maintain as of the end of each fiscal quarter, the ratio of Consolidated Cash Flow to Consolidated Fixed Charges for each period of four consecutive fiscal quarters (ending on the date of determination and taken as a single accounting period) at not less than 1.75 to 1.00.

        Section 11.7.    Limitations on Funded Debt.    (a) In addition to, and not in limitation of, any other restrictions in respect of Debt of IHOP, the Company or any Subsidiary hereunder, IHOP and the Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Funded Debt, except:

          (i)    Funded Debt evidenced by the Notes and the Guarantee Agreement;

          (ii)  any renewal, extension or refunding of any Funded Debt of IHOP, the Company or any Subsidiary outstanding as of the date of this Agreement and described on Schedule 6.15 hereto without increase in the principal amount thereof; and

          (iii)  additional Funded Debt of IHOP, the Company or any Subsidiary; provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt shall not exceed 60% of Consolidated Total Capitalization.

        (b)  Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 11.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such Person existing immediately after it becomes a Subsidiary.

        Section 11.8.    Sale of Assets, Etc.    Except as permitted under Section 11.2, IHOP and the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

          (a)  in the good faith opinion of IHOP, the Company or the Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;

          (b)  immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

          (c)  immediately after giving effect to such Asset Disposition, IHOP or the Company could incur at least $1.00 of additional Funded Debt pursuant to Section 11.7(a)(iii); and

          (d)  the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 15% of the sum of (x) Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition and (y) the aggregate Disposition Value of all property that was the subject of an Asset Disposition described in clause (ii) above that took place on or prior to the date of determination of Consolidated Total Assets pursuant to this Section 11.8(d).

To the extent that the Net Proceeds Amount consisting of cash for any Transfer to a Person other than IHOP, the Company or a Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (d) of this Section 11.8 as of any date, shall be deemed not to be an Asset Disposition.

        Section 11.9.    Additional Guarantors.    In the event that, after the date of Closing, any Subsidiary becomes subject to any Guaranty in favor of a provider of the primary bank credit facility of IHOP or the Company (an "Additional Bank Guaranty"), such Subsidiary shall execute and deliver to each of the holders a Guaranty substantially identical to the Subsidiary Guarantee Agreement or shall otherwise enter into a joinder agreement with respect to the existing Subsidiary Guarantee Agreement reasonably satisfactory in form and substance to the Required Holders. Such Subsidiary shall execute and deliver such Guaranty (or such joinder agreement) substantially concurrently with its execution and delivery of the Additional Bank Guaranty and in no event more than 10 Business Days subsequent to the execution and delivery of such Additional Bank Guaranty.

SECTION 12.    EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a)  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b)  the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c)  IHOP or the Company defaults in the performance of or compliance with any term contained in Sections 11.2 through 11.8, inclusive; or

          (d)  IHOP or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) IHOP or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 12); or

          (e)  any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

          (f)    (i) IHOP or the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) IHOP or the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), IHOP or the Company or any Material Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or

          (g)  IHOP or the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h)  a court or governmental authority of competent jurisdiction enters an order appointing, without consent by IHOP or the Company or any Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of IHOP or the Company or any Material Subsidiaries, or any such petition shall be filed against IHOP or the Company or any Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i)    a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of IHOP or the Company or any Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified IHOP or the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) IHOP or the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) IHOP or the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) IHOP or the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of IHOP or the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k)  the default by any Guarantor in the performance of or compliance with any term of the Guarantee Agreement or the Guarantee Agreement shall cease to be in full force and effect with respect to any Guarantor or any Guarantor or agent therefor shall deny or disaffirm their respective obligations under the Guarantee Agreement.

As used in Section 12(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 13.    REMEDIES ON DEFAULT, ETC.

        Section 13.1.    Acceleration.    (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b)  If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c)  If any Event of Default described in paragraph (a), (b) or (k) of Section 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        Section 13.2.    Other Remedies.    If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        Section 13.3.    Rescission.    At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 13.1, the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        Section 13.4.    No Waivers or Election of Remedies, Expenses, etc.    No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 14.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 14.1.    Registration of Notes.    The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        Section 14.2.    Transfer and Exchange of Notes.    Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the appropriate series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 7.

        Section 14.3.    Replacement of Notes.    Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b)  in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of like series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.    PAYMENTS ON NOTES.

        Section 15.1.    Place of Payment.    Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        Section 15.2.    Home Office Payment.    So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 15.2.

SECTION 16.    EXPENSES, ETC.

        Section 16.1.    Transaction Expenses.    Whether or not the transactions contemplated hereby are consummated, IHOP and the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of IHOP, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. IHOP and the Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

        Section 16.2.    Survival.    The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 17.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of IHOP or the Company pursuant to a Financing Agreement shall be deemed representations and warranties of IHOP or the Company, as the case may be, under such Financing Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.    AMENDMENT AND WAIVER.

        Section 18.1.    Requirements.    (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, 7 or 22 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (2) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 9, 12(a), 12(b), 13, 18 or 21.

        (b)  Supplements. Notwithstanding anything to the contrary contained herein, IHOP and the Company may enter into any supplement providing for the issuance of one or more series of

Additional Notes in accordance with Sections 2.2 and 4.12 hereof without obtaining the consent of any holder of any other series of Notes.

        Section 18.2.    Solicitation of Holders of Notes.

        (a)  Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b)  Payment. Neither IHOP nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        Section 18.3.    Binding Effect, etc.    Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon IHOP and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between IHOP or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 18.4.    Notes Held by IHOP or the Company, etc.    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by IHOP or the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 19.    NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i)    if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii)  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii)  if to IHOP or the Company, to the Company at its address set forth at the beginning hereof to the attention of Vice President—Finance, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20.    REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. IHOP and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.    CONFIDENTIAL INFORMATION.

        For the purposes of this Section 21, "Confidential Information" means information delivered to you by or on behalf of IHOP, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by IHOP, the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 8.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which you offer to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Financing Agreements. In the event that you or any of your representatives (including any directors, officers, financial advisers, legal counsel or other professional advisors) receives a subpoena, interrogatory or other request for

Confidential Information or reasonably believes that you are legally required to disclose any Confidential Information to any Person described in clause (vi), (vii) or (viii) above, you shall promptly provide the Company with written notice of any such request or requirement unless you are prevented from providing such notice by law, rule, regulation or court order applicable to you. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

SECTION 22.    SUBSTITUTION OF PURCHASER.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 7. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 22), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.    MISCELLANEOUS.

        Section 23.1.    Successors and Assigns.    All covenants and other agreements contained in the Financing Agreements by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        Section 23.2.    Payments Due on Non-Business Days.    Anything in any Financing Agreement to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        Section 23.3.    Severability.    Any provision of any Financing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 23.4.    Construction.    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Section 23.5.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        Section 23.6.    Governing Law.    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

*    *    *    *    *

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you, IHOP and the Company.

Very truly yours,

IHOP Corp.

By:	/s/ JULIA A. STEWART
	Name:	Julia A. Stewart
	Title:	President

INTERNATIONAL HOUSE OF PANCAKES, INC.

By:	/s/ JULIA A. STEWART
	Name:	Julia A. Stewart
	Title:	President

Accepted, separately for each of the respective institutions named below, as of October 28, 2002:

AIG ANNUITY INSURANCE COMPANY THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AMERICAN GENERAL ASSURANCE COMPANY MERIT LIFE INSURANCE CO.

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ GERALD F. HERMAN
		Name:	Gerald F. Herman
		Title:	Vice President

Accepted as of October 28, 2002:

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ MARK W. POEPPELMAN
	Name:	Mark W. Poeppelman
	Title:	Associate Vice President

Accepted as of October 28, 2002:

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ MARK W. POEPPELMAN
	Name:	Mark W. Poeppelman
	Title:	Associate Vice President

Accepted as of October 28, 2002:

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ MARK W. POEPPELMAN
	Name:	Mark W. Poeppelman
	Title:	Associate Vice President

Accepted as of October 28, 2002:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ EDWIN H. GARRISON, JR.
	Name:	Edwin H. Garrison, Jr.
	Title:	First Vice President

Accepted as of October 28, 2002:

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ JOHN RUBEN FLORES
	Name:	John Ruben Flores
	Title:	Vice President

Accepted as of October 28, 2002:

MODERN WOODMEN OF AMERICA

By:	/s/ CLYDE C. SCHOECK
	Name:	Clyde C. Schoeck
	Title:	President

Accepted as of October 28, 2002:

MONY LIFE INSURANCE COMPANY OF AMERICA

By:	MONY Capital Management, Inc.

By:	/s/ SUZANNE E. WALTON
	Name:	Suzanne E. Walton
	Title:	Authorized Agent

SCHEDULE A
(to Note Purchase Agreement)

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
AIG ANNUITY INSURANCE COMPANY c/o AIG Global Investment Corporation Attention: Debt Private Placements 175 Water Street, 24th Floor New York, New York 10038 Telephone Number: (212) 458-2068 Facsimile Number: (212) 458-2233	$25,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    ABA #011000028
    State Street Bank and Trust Company
    Boston, Massachusetts 02101
    Re: AIG Annuity Insurance Company
    AC-7215-132-7
    OBI=PPN # and description of payment
    Fund Number PA WE1B

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    AIG Annuity Insurance Company and PA WE1B
    c/o State Street Bank Corporation
    Insurance Services
    801 Pennsylvania
    Kansas City, Missouri 64105
    Facsimile Number: (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed to the address as first provided above with a copy to:

    AIG Global Investment Corp.
    Legal Department—Investment Management
    2929 Allen Parkway, Suite A36-01
    Houston, Texas 77019-2155
    Facsimile Number: (713) 831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 75-0770838

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY c/o AIG Global Investment Corporation Attention: Debt Private Placements 175 Water Street, 24th Floor New York, New York 10038 Telephone Number: (212) 458-2068 Facsimile Number: (212) 458-2233	$15,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    ABA #011000028
    State Street Bank and Trust Company
    Boston, Massachusetts 02101
    Re: The Variable Annuity Life Insurance Company
    AC-0125-821-9
    OBI=PPN Number and description of payment
    Fund Number PA 54

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    The Variable Annuity Life Insurance Company and PA 54
    c/o State Street Bank Corporation
    Insurance Services
    801 Pennsylvania
    Kansas City, Missouri 64105
    Facsimile Number: (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed at the address first provided above with a copy to:

    AIG Global Investment Corporation
    Legal Department—Investment Management
    2929 Allen Parkway, Suite A36-01
    Houston, Texas 77019-2155
    Facsimile Number: (713) 831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 74-1625348

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
AMERICAN GENERAL ASSURANCE COMPANY c/o AIG Global Investment Corporation Attention: Debt Private Placements 175 Water Street, 24th Floor New York, New York 10038 Telephone Number: (212) 458-2068 Facsimile Number: (212) 458-2233	$3,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    ABA #011000028
    State Street Bank and Trust Company
    Boston, Massachusetts 02101
    Re: American General Assurance Company
    AC-6938-708-2
    OBI=PPN # and description of payment
    Fund Number PA 86

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

American General Assurance Company and PA 86
c/o State Street Bank Corporation
Insurance Services
801 Pennsylvania
Kansas City, Missouri 64105
Facsimile Number: (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed as first provided above with a copy to:

    AIG Global Investment Corp.
    Legal Department—Investment Management
    2929 Allen Parkway, Suite A36-01
    Houston, Texas 77019-2155
    Facsimile Number: (713) 831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-167770

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
MERIT LIFE INSURANCE CO. c/o AIG Global Investment Corporation Attention: Debt Private Placements 175 Water Street, 24th Floor New York, New York 10038 Telephone Number: (212) 458-2068 Facsimile Number: (212) 458-2233	$2,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    ABA #011000028
    State Street Bank and Trust Company
    Boston, Massachusetts 02101
    Re: Merit Life Insurance Co.
    AC-4653-082-0
    OBI=PPN Number and description of payment
    Fund Number PA 20

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    Merit Life Insurance Co. and PA 20
    c/o State Street Bank Corporation
    Insurance Services
    801 Pennsylvania
    Kansas City, Missouri 64105
    Facsimile Number: (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed at the address first provided above with a copy to:

    AIG Global Investment Corporation
    Legal Department—Investment Management
    2929 Allen Parkway, Suite A36-01
    Houston, Texas 77019-2155
    Facsimile Number: (713) 831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-1005090

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
UNITED OF OMAHA LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, Nebraska 68175-1011 Attention: 4-Investment Loan Administration	$15,000,000	$0

Payments

All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

    JPMorgan Chase Bank
    ABA #021-000-021
    Private Income Processing

    for credit to: United of Omaha Life Insurance Company
    Account Number 900-9000200
    a/c G07097
    PPN: 459668 B* 9
    Interest Amount:
    Principal Amount:

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

    JPMorgan Chase Bank
    14201 Dallas Parkway, 13th Floor
    Dallas, TX 75254-2917
    Attention: Income Processing-G. Ruiz
    a/c: G07097

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 47-0322111

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY One Nationwide Plaza (1-33-07) Columbus, Ohio 43215-2220 Attention: Corporate Fixed-Income Securities	$7,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    The Bank of New York
    ABA #021-000-018
    BNF: IOC566
    F/A/O Nationwide Life and Annuity Insurance Company
    Attention: P&I Department
    PPN #459668 B* 9
    Security Description:

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    Nationwide Life and Annuity Insurance Company
    c/o The Bank of New York
    P. O. Box 19266
    Newark, New Jersey 07195
    Attention: P&I Department

    With a copy to:

    Nationwide Life and Annuity Insurance Company
    One Nationwide Plaza (1-32-05)
    Columbus, Ohio 43215-2220
    Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-1000740

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NATIONWIDE LIFE INSURANCE COMPANY One Nationwide Plaza (1-33-07) Columbus, Ohio 43215-2220 Attention: Corporate Fixed-Income Securities Facsimile: (614) 249-4553	$4,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    The Bank of New York
    ABA #021-000-018
    BNF: IOC566
    F/A/O Nationwide Life Insurance Company
    Attention: P&I Department
    PPN #459668 B* 9
    Security Description:

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    Nationwide Life Insurance Company
    c/o The Bank of New York
    P. O. Box 19266
    Newark, New Jersey 07195
    Attention: P&I Department

    With a copy to:

    Nationwide Life Insurance Company
    One Nationwide Plaza (1-32-05)
    Columbus, Ohio 43215-2220
    Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-4156830

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA One Nationwide Plaza (1-33-07) Columbus, Ohio 43215-2220 Attention: Corporate Fixed-Income Securities Facsimile: (614) 249-4553	$4,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    The Bank of New York
    ABA #021-000-018
    BNF: IOC566
    F/A/O Nationwide Life Insurance Company of America
    Attention: P&I Department
    PPN #459668 B* 9
    Security Description:

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    Nationwide Life Insurance Company of America
    c/o The Bank of New York
    P. O. Box 19266
    Newark, New Jersey 07195
    Attention: P&I Department

    With a copy to:

    Nationwide Life Insurance Company of America
    One Nationwide Plaza (1-32-05)
    Columbus, Ohio 43215-2220
    Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-4156830

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
MONY LIFE INSURANCE COMPANY OF AMERICA c/o MONY Capital Management, Inc. 1740 Broadway New York, New York 10019 Attention: Securities Custody Division M.D. 6-39A Facsimile Number: (212) 708-2152	$15,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.20% Senior Notes, Series A, due October 28, 2012, PPN 459668 B* 9, principal, premium or interest") to:

    JP Morgan Chase Manhattan Bank
    ABA #021000021
    For credit to Private Income Processing Account No. 900 9000 200
    For further credit to account G52964

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

    JP Morgan Chase Manhattan Bank
    14201 N. Dallas Parkway
    13th Floor
    Dallas, Texas 75254-2917
    Facsimile Number: (469) 477-1904

Duplicate payment notices and all other correspondences to be addressed to:

    MONY Life Insurance Company of America
    c/o MONY Capital Management, Inc.
    1740 Broadway
    New York, New York 10019
    Attention: Securities Custody Division
    M.D. 6-39A
    Facsimile Number: (212) 708-2152

Name of Nominee in which Notes are to be issued: J. ROMEO & CO.

Taxpayer I.D. Number: 86-0222062

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PHOENIX LIFE INSURANCE COMPANY c/o Phoenix Investment Partners 56 Prospect Street Hartford, Connecticut 06115 Attention: Private Placements Department Phone: (860) 403-5519 Fax: (860) 403-7248	$5,000,000	$0

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

    JPMorgan Chase
    New York, New York
    ABA #021 000 021
    Account Number: 900 9000 200
    Account Name: Income Processing
    Reference: G05123, Phoenix Life Insurance, PPN=459668 B* 9, OBI=[Name of Issuer],
    RATE=            %, DUE=                        (include Company name, principal and interest breakdown and premium, if any)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above. All legal correspondence should be addressed:

    Phoenix Life Insurance Company
    One American Row
    Hartford, Connecticut 06115
    Attention: John Mulrain, Legal Department
    Phone: (860) 403-5799
    Fax: (860) 403-7203

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0493340

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
MODERN WOODMEN OF AMERICA 1701 First Avenue Rock Island, Illinois 61201 Attention: Investment Department	$0	$5,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "International House of Pancakes, Inc. 5.88% Senior Notes, Series B, due October 28, 2012, PPN 459668 B@ 7, principal, premium or interest") to:

    The Northern Trust Company
    50 South LaSalle Street
    Chicago, Illinois 60675
    ABA #071-000-152
    Account Name: Modern Woodmen of America
    Account Number 84352

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed Attention: Investment Accounting Department

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-1493430

SCHEDULE B
(to Note Purchase Agreement)

DEFINED TERMS

        As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Additional Bank Guaranty" is defined in Section 11.9.

        "Additional Notes" is defined in Section 2.2.

        "Additional Purchasers" means the purchasers of Additional Notes.

        "Additional Subsidiary Guarantees" shall mean and include any Guaranty delivered by any Subsidiary Guarantor (now or at any time hereafter including pursuant to Section 11.9) which guaranties Debt of IHOP or of the Company, the beneficiaries of which are or become a party to, and thereby agree to undertake and perform the duties, rights and obligations of a party under, the Amended and Restated Intercreditor Agreement.

        "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of IHOP, the Company or any Subsidiary or any corporation of which IHOP, the Company and their Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of IHOP or the Company.

        "Amended and Restated Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of October 28, 2002 among the parties thereto, as amended from time to time.

        "Asset Disposition" means any Transfer except:

          (a)  any Transfer from a Subsidiary to IHOP, to the Company or to a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, (1) IHOP and the Company would be permitted by the provisions of Section 11.7(a)(iii) to incur at least $1.00 of additional Funded Debt and (2) no Default or Event of Default would exist;

          (b)  any Transfer (1) of operating restaurants in accordance with the Company's ordinary course franchising operations pursuant to the reasonable business judgment of the Company in accordance with past practice or (2) made in the ordinary course of business of property that is either inventory held for rent or sale or equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete; and

          (c)  any Transfer by IHOP, the Company or any Subsidiary where the assets disposed of were disposed of for Fair Market Value (taking into consideration the rental rate to be paid by IHOP, the Company or such Subsidiary in connection with the Transfer and leaseback of the assets so disposed of) and were constructed or acquired following the date of this Agreement and are immediately leased back from the purchaser thereof by IHOP, the Company or any Subsidiary; provided, that (i) such assets then being sold and leased back as contemplated in this clause (c) shall have been acquired not more than three years prior to the sale and leaseback transaction, and (ii) at the time of any such transaction and immediately after giving effect thereto, no Default or Event of Default would exist.

        "Business Day" means (a) for the purposes of Section 9.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York, are required or authorized to be closed.

        "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Closing" is defined in Section 3.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" means International House of Pancakes, Inc., a Delaware corporation.

        "Confidential Information" is defined in Section 21.

        "Consolidated Adjusted Net Worth" means as of the date of any determination thereof, the amount of consolidated stockholders equity of IHOP, the Company and their respective Subsidiaries, as determined in the most recent financial statement of IHOP previously provided to the holders pursuant to Section 8, plus (but without duplication and only to the extent excluded or deducted from stockholders' equity) (i) any "LIFO Reserve" referred to in the most recent financial statement of IHOP previously provided to the holders pursuant to Section 8, and (ii) deferred income taxes.

        "Consolidated Cash Flow" for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings) (b) provisions for Federal, State and local income taxes for the period, (c) depreciation and amortization taken during such period and (d) Consolidated Fixed Charges during such period; provided that, in the event any Person (or the assets thereof) is acquired by IHOP, the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.

        "Consolidated Fixed Charges" means, with respect to any period, the sum of (i) Consolidated Interest Expense for such period plus (ii) Lease Rentals for such period, determined on a consolidated basis for IHOP, the Company and their respective Subsidiaries.

        "Consolidated Funded Debt" means as of the date of any determination thereof, all Funded Debt of IHOP, the Company and their respective Subsidiaries, determined on a consolidated basis eliminating intercompany items.

        "Consolidated Interest Expense" means, for any period, the interest expense of IHOP, the Company and their respective Subsidiaries (including imputed interest in respect of Capital Leases), in respect of all Debt, and all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

        "Consolidated Net Earnings" for any period means the gross revenues of IHOP, the Company and their respective Subsidiaries for such period less all expenses and other proper charges, determined on a consolidated basis in accordance with GAAP, but excluding in any event:

          (a)  any extraordinary gains or losses;

          (b)  net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (c)  net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by IHOP, the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (d)  net earnings and losses of any corporation (other than a Subsidiary) with which IHOP, the Company or a Subsidiary shall have consolidated or which shall have merged into or with IHOP, the Company or a Subsidiary and realized prior to the date of such consolidation or merger;

          (e)  net earnings of any business entity (other than a Subsidiary) in which IHOP, the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by IHOP, the Company or such Subsidiary in the form of cash distributions;

          (f)    any portion of the net earnings of any Subsidiary (other than the Company) which for any reason is unavailable for payment of dividends to IHOP, the Company or any other Subsidiary;

          (g)  earnings resulting from any reappraisal, revaluation or write-up of assets; and

          (h)  any gains or losses attributable to goodwill or other intangibles.

        "Consolidated Total Assets" means, as of the date of any determination thereof, total assets of IHOP, the Company and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP.

        "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Adjusted Net Worth.

        "Debt" with respect to any Person means, at any time, without duplication,

          (a)  its liabilities for borrowed money;

          (b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases but only to the extent such liabilities exceed an amount equal to 95% of accounts receivable under direct financing leases;

          (d)  all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); provided that, if such obligation has not been assumed or become the legal liability of such Person, the amount of the liability shall be deemed to be in an amount not to exceed the Fair Market Value of the property to which the Lien relates; and

          (e)  any Guaranty of such Person or letter of credit of such Person, with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. "Debt" of any Person shall not include (i) such obligations of the character described in clauses (a) through (d) above, if owed or made by IHOP, the Company or any Subsidiary to IHOP, the Company or any Subsidiary or (ii) any unfunded obligations which may now or hereafter exist in respect of pension, retirement or other similar plans of IHOP, the Company or any Subsidiary

        "Debt Prepayment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application by the Company of cash in an amount equal to the Net Proceeds Amount, or any portion thereof, with respect to such Transfer to pay, on a pro rata basis based on the unpaid principal amount of the respective instrument evidencing such Senior Debt (other than Senior Debt owing to IHOP, the Company, any of its Subsidiaries or any Affiliate); provided, that in the event such Senior Debt would otherwise permit the reborrowing of such Debt by the Company, the commitment to relend such Debt shall be permanently reduced by the amount of such Debt Prepayment Application.

        "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association in New York, New York as its "base" or "prime" rate.

        "Disposition Value" means, at any time, with respect to any property

          (a)  in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by IHOP or the Company, and

          (b)  in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or similar equity interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or similar equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by IHOP or the Company.

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

        "Event of Default" is defined in Section 12.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any date of determination and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

        "Financing Agreements" shall mean and include this Agreement, the Other Agreements, the Notes and the Guarantee Agreement, in each case as amended or modified from time to time.

        "Funded Debt" shall mean all Debt which would, in accordance with GAAP, constitute long term debt including, but without limitation: (a) any Debt with a maturity of more than one year after the creation of such Debt, (b) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which pursuant to its terms would constitute long-term Debt in accordance with GAAP, (c) any Capital Lease obligation but only to the extent such obligation exceeds an amount equal to 95% of accounts receivable under direct financing leases and (d) any Guaranty with respect to Funded Debt of another Person. Notwithstanding anything to the contrary contained herein, any Debt outstanding under a revolving credit or similar agreement providing for borrowings which is paid down for a period of 30 consecutive days during any 12-month period (and not merely refinanced with a short-term credit facility) will not be deemed to constitute Funded Debt.

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Governmental Authority" means

          (a)  the government of

            (i)    the United States of America or any State or other political subdivision thereof, or

            (ii)  any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guarantee Agreement" shall mean and include (i) the Subsidiary Guarantee Agreement and (ii) the Parent Guarantee Agreement.

        "Guarantors" shall mean and include each of IHOP, IHOP Properties and IHOP Realty.

        "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a)  to purchase such indebtedness or obligation or any property constituting security therefor;

          (b)  to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c)  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d)  otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the amount of liability of any Person attributable to such Guaranty shall be equal to the maximum amount for which such Person could be liable under such Guarantee.

        "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

        "IHOP" means IHOP Corp., a Delaware corporation.

        "IHOP Properties" means IHOP Properties, Inc., a California corporation.

        "IHOP Realty" means IHOP Realty Corp., a Delaware corporation.

        "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Lease Rentals" means, with respect to any period, the sum of the rentals and other obligations required to be paid during such period by IHOP, the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee on the count of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided, that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of IHOP or the Company on a reasonable basis in good faith.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided that the rights of franchisees in their capacities as franchisees to use and possession of certain properties and rights pursuant to franchise documentation entered into by IHOP or the Company or any of their Subsidiaries in the ordinary course of business shall not be deemed to constitute a Lien for purposes hereof.

        "Make-Whole Amount" is defined in Section 9.7.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of IHOP, the Company and their respective Subsidiaries taken as a whole.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of IHOP, the Company and their respective Subsidiaries taken as a whole, or (b) the ability of IHOP or the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of any Financing Agreement.

        "Material Subsidiary" means, any Subsidiary which either (i) had revenues for the immediately preceding period of four full fiscal quarters (taken as a single accounting period) representing 10% or more of Consolidated Net Earnings for such twelve month period or (ii) which had assets (determined as of the end of the immediately preceding fiscal quarter) in excess of 10% of Consolidated Total Assets as of said quarter end.

        "Memorandum" is defined in Section 6.3.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

        "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a)  the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) allocated to such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

          (b)  all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

        "Notes" is defined in Section 1.

        "Obligors" shall mean and include the Company and each of the Guarantors.

        "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of IHOP or the Company whose responsibilities extend to the subject matter of such certificate.

        "Other Agreements" is defined in Section 2.1.

        "Other Purchasers" is defined in Section 2.1.

        "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement dated as of October 28, 2002 of IHOP, as amended or modified from time to time.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

        "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

        "Priority Debt" means the sum, without duplication, of (i) Debt of IHOP or the Company secured by Liens not otherwise permitted by clauses (a) through (h) of Section 11.3 and (ii) all Debt of Subsidiaries other than the Company (other than to IHOP, the Company or another Wholly-Owned Subsidiary); provided that notwithstanding anything to the contrary herein, neither the Guarantee Agreement nor any Additional Subsidiary Guarantee shall be deemed to constitute Priority Debt for the purposes hereof.

        "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Property Reinvestment Application" means, with respect to any Transfer of property constituting an Asset Disposition, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any of its Subsidiaries of operating assets for the Company or any Subsidiary to be used in the principal business of such Person.

        "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

        "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by IHOP, the Company or any Affiliates).

        "Responsible Officer" means any Senior Financial Officer and any other officer of IHOP or the Company with responsibility for the administration of the relevant portion of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Security" has the same meaning as Section 2(1) of the Securities Act.

        "Senior Debt" shall mean and include (i) any Debt of IHOP or the Company (other than Debt owing to any Subsidiary or Affiliate) which is not expressed to be junior or subordinate to any other Debt of IHOP or the Company, and (ii) any Debt of a Subsidiary other than the Company (other than Debt owing to IHOP, the Company, any other Subsidiary or any Affiliate).

        "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of IHOP or the Company.

        "Series A Notes" is defined in Section 1.

        "Series B Notes" is defined in Section 1.

        "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of IHOP.

        "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement of IHOP Properties and IHOP Realty, as amended or modified from time to time.

        "Subsidiary Guarantor" shall mean and include IHOP Realty and IHOP Properties.

        "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or similar equity interests or other Securities exchangeable for or convertible into stock or similar equity interests) of any Subsidiary of such Person.

        "Supplement" is defined in Section 2.2.

        "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

        "2002 Notes" is defined in Section 1.

        "Underlying Default" is defined in Section 8.1(d).

        "USA Patriot Act" shall mean the United States Public Law 107-56, Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001.

SCHEDULE 6.4
(to Note Purchase Agreement)

SUBSIDIARIES OF IHOP
AND OWNERSHIP OF SUBSIDIARY STOCK

Name of Subsidiary	Jurisdiction of Organization	Percentage of Outstanding Shares Owned by IHOP or the Company or Another Subsidiary
International House of Pancakes, Inc.	Delaware	100%
IHOP Properties, Inc.	California	100%
IHOP Realty Corp.	Delaware	100%
III Industries of Canada, Inc.	Canada	100%
Blue Roof Advertising, Inc.	Canada	100%
IHOP Enterprises, Inc.	Delaware	100%

IHOP CORP.:
a Delaware corporation
as of 10/23/2002

Directors:

H. Frederick Christie
Frank Edelstein
Michael S. Gordon
Richard K. Herzer
Neven C. Hulsey
Larry Alan Kay
Caroline W. Nahas
Patrick W. Rose
Julia A. Stewart

Officers:

Richard K. Herzer	—	Chairman of the Board
Julia A. Stewart	—	President & Chief Executive Officer
Gregg Nettleton	—	Chief Marketing Officer
Alan S. Unger	—	Vice President—Finance, Treasurer and Chief Financial Officer
Mark D. Weisberger	—	Vice President—Legal, Secretary and General Counsel
Anna G. Ulvan	—	Vice President—Franchise
Richard C. Celio	—	Vice President—Development
Robin L. Elledge	—	Vice President—Human Resources
Rand M. Ferris	—	Division Vice President—Operations, West
John G. Jordan	—	Division Vice President—Operations, East
Elayne Berg-Wilion	—	Assistant Secretary
Jess E. Sotomayor	—	Assistant Secretary
A. Allen Arroyo	—	Controller and Assistant Treasurer
Bulaklak T. Agorrilla	—	Assistant Treasurer—Taxes

INTERNATIONAL HOUSE OF PANCAKES, INC.:
a Delaware corporation
as of 10/23/2002

Directors:

H. Frederick Christie
Frank Edelstein
Michael S. Gordon
Richard K. Herzer
Neven C. Hulsey
Larry Alan Kay
Caroline W. Nahas
Patrick W. Rose
Julia A. Stewart

Officers:

Richard K. Herzer	—	Chairman of the Board
Julia A. Stewart	—	President & Chief Executive Officer
Gregg Nettleton	—	Chief Marketing Officer
Alan S. Unger	—	Vice President—Finance, Treasurer and Chief Financial Officer
Mark D. Weisberger	—	Vice President—Legal, Secretary and General Counsel
Anna G. Ulvan	—	Vice President—Franchise
Richard C. Celio	—	Vice President—Development
Robin L. Elledge	—	Vice President—Human Resources
Rand M. Ferris	—	Division Vice President—Operations, West
John G. Jordan	—	Division Vice President—Operations, East
Elayne Berg-Wilion	—	Assistant Secretary
Jess E. Sotomayor	—	Assistant Secretary
A. Allen Arroyo	—	Controller and Assistant Treasurer
Bulaklak T. Agorrilla	—	Assistant Treasurer—Taxes

SCHEDULE 6.5
(to Note Purchase Agreement)

FINANCIAL STATEMENTS

        1.    IHOP Corp. and Subsidiaries Consolidated Audited Financial Statements for the periods ending December 31, 1997-2001 (with independent auditor's report thereon).

        2.    IHOP Corp. and Subsidiaries consolidated unaudited interim financial statements for the six-month period ending June 30, 2002.

SCHEDULE 6.15
(to Note Purchase Agreement)

IHOP CORP. & SUBSIDIARIES
EXISTING CURRENT AND FUNDED DEBT AND LIENS
FOR THE PERIOD ENDED SEPTEMBER 2002

7.79 Senior Notes Due 2002	$4,571,429
7.42 Senior Notes Due 2008	27,222,224
Installment Payment Agreement between IHOP CORP. and Varilease
Corp. for software development costs	23,801
Installment Payment Agreement between IHOP CORP. and Varilease
Corp. for software development costs	160,279
Lease Agreement between IHOP CORP. and Lucent Technologies
Product Finance, a unit of Newcourt Communications Finance Corp.	56,269
Master Lease Agreement between IHOP Restaurants, Inc. and Wells
Fargo Equipment Finance, Inc.	178,989
Bank of America 12MM Mortgage Loan	11,122,236
Bank of America 17MM Mortgage Loan	16,767,528
Master Lease Agreement between IHOP Restaurants, Inc. and Wells
Fargo Equipment Finance, Inc.	576,549
Bank Revolving Credit Agreement between International House of Pancakes
Inc. and Wells Fargo Bank, N.A., amended May 31, 2002	0

Total	$60,679,303

SCHEDULE 6.19
(to Note Purchase Agreement)

ENVIRONMENTAL MATTERS

None

EXHIBIT 1(a)
(to Note Purchase Agreement)

[FORM OF SERIES A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

INTERNATIONAL HOUSE OF PANCAKES, INC.

5.20% SENIOR NOTE, SERIES A, DUE OCTOBER 28, 2012

No. RA- [	]	October 28, 2002
$[	]	PPN

        FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOUSE OF PANCAKES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                        ] Dollars on October 28, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.20% per annum from the date hereof, payable semiannually, on the twenty-eighth (28th) day of April and October in each year, commencing with the April or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i)7.20% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of the 5.20% Senior Notes, Series A, due October 28, 2012 (the "Series A Notes") of the Company in the aggregate principal amount of $95,000,000, which together with the Company's $5,000,000 aggregate principal amount of 5.88% Senior Notes, Series B, due October 28, 2012 (the "Series B Notes", and together with the Series A Notes are collectively referred to as the "Notes") is issued pursuant to separate Note Purchase Agreements, dated as of October 28, 2002 (as from time to time amended and supplemented, the "Note Purchase Agreements"), among IHOP Corp., a Delaware corporation, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 7.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note and the payment and performance hereof and of the Note Purchase Agreements are guarantied by (i) IHOP Properties, Inc. and IHOP Realty Corp. pursuant to the Subsidiary Guarantee Agreement dated as of October 28, 2002, as amended from time to time and (ii) IHOP Corp. pursuant to the Parent Guarantee Agreement dated as of October 28, 2002, as amended from time to time.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

E-1(a)-2

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

INTERNATIONAL HOUSE OF PANCAKES, INC.

By:

Title:

E-1(a)-3

EXHIBIT 1(b)
(to Note Purchase Agreement)

[FORM OF SERIES B NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

INTERNATIONAL HOUSE OF PANCAKES, INC.

5.88% SENIOR NOTE, SERIES B, DUE OCTOBER 28, 2012

No. RB- [	]	October 28, 2002
$[	]	PPN

        FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOUSE OF PANCAKES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                        ] Dollars on October 28, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.88% per annum from the date hereof, payable semiannually, on the twenty-eighth (28th) day of April and October in each year, commencing with the April or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.88% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of the 5.88% Senior Notes, Series B, due October 28, 2012 (the "Series B Notes") of the Company in the aggregate principal amount of $5,000,000, which together with the Company's $95,000,000 aggregate principal amount of 5.20% Senior Notes, Series A, due October 28, 2012 (the "Series A Notes", and together with the Series B Notes are collectively referred to as the "Notes") is issued pursuant to separate Note Purchase Agreements, dated as of October 28, 2002 (as from time to time amended and supplemented, the "Note Purchase Agreements"), among IHOP Corp., a Delaware corporation, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 7.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note and the payment and performance hereof and of the Note Purchase Agreements are guarantied by (i) IHOP Properties, Inc. and IHOP Realty Corp. pursuant to the Subsidiary Guarantee Agreement dated as of October 28, 2002, as amended from time to time and (ii) IHOP Corp. pursuant to the Parent Guarantee Agreement dated as of October 28, 2002, as amended from time to time.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

E-1(b)-2

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

INTERNATIONAL HOUSE OF PANCAKES, INC.

By:

Title:

E-1(b)-3

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR IHOP AND THE COMPANY

        The closing opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for IHOP and the Company, which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1.    Each Note Purchase Agreement constitutes the legal, valid and binding contract of IHOP and the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          2.    The Notes constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3.    The Parent Guarantee Agreement constitutes the legal, valid and binding contract of IHOP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4.    No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Financing Agreements.

          5.    The issuance and sale of the Notes and the execution, delivery and performance by IHOP and the Company of the Note Purchase Agreements do not conflict with the provisions of the Articles of Incorporation or By-laws of IHOP and the Company, respectively.

          6.    The execution, delivery and performance by IHOP of the Parent Guarantee Agreement do not conflict with the provisions of the Articles of Incorporation or By-laws of IHOP.

          7.    Neither the issuance of the Notes, nor the use of the proceeds of the sale of the Notes, will violate or conflict with Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

          8.    The issuance, sale and delivery of the Notes or the Guarantee Agreement under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of IHOP and of the Company.

EXHIBIT 4.4(b)
(to Note Purchase Agreement)

FORM OF OPINION OF GENERAL COUNSEL
FOR IHOP AND THE COMPANY

        The closing opinion of Mark Weisberger, general counsel for IHOP and the Company, which is called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1.    Each of IHOP and the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and, in the case of the Company, to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2.    Each Subsidiary (other than the Company) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by IHOP, by the Company, by one or more Subsidiaries, or by IHOP, the Company and one or more Subsidiaries.

          3.    Each Financing Agreement has been duly authorized by all necessary corporate action on the part of the respective Obligors party thereto and has been duly executed and delivered by the respective Obligors party thereto.

          4.    The Subsidiary Guarantee Agreement constitutes the legal, valid and binding obligation of each Subsidiary Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5.    The issuance and sale of the Notes and the execution, delivery and performance by the Obligors of the Financing Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of any Obligor pursuant to applicable California, Delaware or Federal law, the provisions of its Articles of Incorporation or By-laws or any agreement or other instrument to which such Obligor is a party or by which such Obligor may be bound.

          6.    There is no litigation pending or, to the best of such counsel's knowledge after due inquiry, threatened against or affecting IHOP, the Company or any Subsidiary, at law or in equity which could reasonably be expected to materially adversely effect, individually or in the aggregate, the properties, business, prospects, profits or condition (financial or otherwise) of IHOP, the Company or any Subsidiaries or which could impair the ability of an Obligor to carry on its business as now conducted or impair the ability of an Obligor to comply with the provisions of and perform its obligations under the Financing Agreements.

          7.    No Obligor is an "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.

          8.    There is no litigation pending or, to the best knowledge of such counsel, threatened, which would question the legality, validity or enforceability of any of the Financing Agreements.

        The opinion of Mark Weisberger shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of each Obligor.

EXHIBIT 4.4(c)
(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

        The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(c) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1.    The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

          2.    IHOP is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreements.

          3.    The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4.    The Note Agreements and the Parent Guarantee Agreement have been duly authorized by all necessary corporate action on the part of IHOP, have been duly executed and delivered by IHOP and constitute the legal, valid and binding contracts of IHOP enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5.    The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          6.    The issuance, sale and delivery of the Notes and the Guarantee Agreements under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes or the Guarantee Agreements under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

        The opinion of Chapman and Cutler shall also state that the opinions of Skadden, Arps, Slate, Meagher & Flom LLP and of Mark Weisberger are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

        In rendering the opinion set forth in paragraphs 1 and 2 above, Chapman and Cutler may rely solely upon an examination of the Restated Certificate of Incorporation certified by, and a certificate of good standing of the Company and IHOP from, the Secretary of State of the State of Delaware, and the By-laws of the Company and IHOP.

        With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

EXHIBIT 4.14
(to Note Purchase Agreement)

FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT

[TO BE PROVIDED]

EXHIBIT S
(to Note Purchase Agreement)

IHOP CORP.

INTERNATIONAL HOUSE OF PANCAKES, INC.

and

[NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of

Re:                    $                                                      % Series      Senior Notes

Due

IHOP CORP.

INTERNATIONAL HOUSE OF PANCAKES, INC.

Dated as of
                                        ,

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

        This [Number] Supplement to Note Purchase Agreement (the "Supplement") is among IHOP Corp., a Delaware corporation ("IHOP"), International House of Pancakes, Inc., a Delaware corporation (the "Company"), and the institutional investors named on Schedule A attached hereto (the "Purchasers").

        Reference is hereby made to the Note Purchase Agreements dated as of October 28, 2002 (the "Note Purchase Agreement") among IHOP, the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, IHOP, the Company and each Additional Purchaser shall execute and deliver a Supplement.

        IHOP and the Company hereby, jointly and severally, agree with the Purchaser(s) as follows:

        1.    The Company has authorized the issue and sale of $                        aggregate principal amount of its            % Series    Senior Notes due                         ,            (the "Series    Notes"). The Series    Notes, together with the 2002 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement). The Series    Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

        2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series    Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

        3.    The sale and purchase of the Series    Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on            ,             or on such other Business Day thereafter on or prior to            ,            as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series     Notes to be purchased by such Purchaser in the form of a single Series    Note (or such greater number of Series    Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [                        ] at                        Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series    Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

        4.    The obligation of each Purchaser to purchase and pay for the Series    Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series    Notes to be purchased at the Closing, and to the following additional conditions:

          (a)  Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 6 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

          (b)  Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series    Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

        5.    [Here insert special provisions for Series    Notes including prepayment provisions applicable to Series    Notes (including Make-Whole Amount) and closing conditions applicable to Series    Notes].

        6.    Each Purchaser represents and warrants that the representations and warranties set forth in Section 7 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series    Notes by such Purchaser.

        7.    The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

        The execution hereof shall constitute a contract between IHOP, the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

IHOP CORP.

By:
Name:
Title:

INTERNATIONAL HOUSE OF PANCAKES, INC.

By
Name:
Title:
Accepted as of ,

[Variation]

	By	[Title]

2

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series Notes to Be Purchased
[NAME OF PURCHASER]	$
(1)
All payments by wire transfer of immediately available funds to:

  with sufficient information to identify the source and application of such funds.

(2)
All notices of payments and written confirmations of such wire transfers:

(3)
All other communications:

SUPPLEMENTAL REPRESENTATIONS

        IHOP and the Company, jointly and severally, represent and warrant to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 6 of the Note Purchase Agreement is true and correct as of the date hereof with respect to the "Series    Notes" with the same force and effect as if each reference to "Series A Notes" or "Series B Notes" set forth therein was modified to refer the "Series    Notes" and each reference to "this Agreement" therein was modified to refer to the Note Purchase Agreement as supplemented by the            Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

        Section 6.3.    Disclosure.    IHOP and the Company, through their agent(s),                         , have delivered to each Purchaser a copy of a Confidential Direct Placement Memorandum dated                        (the "Memorandum"), relating to the transactions contemplated by the            Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the            Supplement and the financial statements listed in Schedule 6.5 to the            Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since                        , there has been no change in the financial condition, operations, business, properties or prospects of IHOP or the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        Section 6.4.    Organization and Ownership of Shares of Subsidiaries.    (a) Schedule 6.4 to the             Supplement contains (except as noted therein) complete and correct lists of the Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by IHOP, the Company and each other Subsidiary.

        Section 6.13.    Private Offering by the Company.    Neither IHOP, the Company nor anyone acting on its behalf has offered the Series    Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [    ] other Institutional Investors, each of which has been offered the Series    Notes at a private sale for investment. Neither IHOP, the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        Section 6.14.    Use of Proceeds; Margin Regulations.    The Company will apply the proceeds of the sale of the Series    Notes to                        and for general corporate purposes. No part of the proceeds from the sale of the Series    Notes pursuant to the            Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 6.15.    Existing Debt; Future Liens.    (a) Schedule 6.15 to the                        Supplement sets forth a complete and correct list of all outstanding Debt of IHOP, the Company and the Subsidiaries as of                        , since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of IHOP, the Company or the Subsidiaries. Neither IHOP, the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of IHOP, the Company or such Subsidiary and no event or condition exists with respect to any Debt of IHOP, the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series    Notes are issued]

[FORM OF NOTE]

INTERNATIONAL HOUSE OF PANCAKES, INC.

[            ]% SENIOR NOTE, SERIES [    ] DUE [            ]

No. R[ ]- [	]	[Date	]
$[	]	PPN [	]

        FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOUSE OF PANCAKES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                        ] Dollars on [                        ,            ], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [    ]% per annum from the date hereof, payable [            ], on the [            ] day of [            ] in each year, commencing with the [            ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Supplement referred to below), payable [            ], as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [interest rate plus 2%] or (ii) 2% over the rate of interest publicly announced by [name of reference bank] from time to time in [city, state] as its "base" or "prime" rate.

        Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [            ] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

        This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to that certain [Number] Supplement to Note Purchase Agreements, dated as of October 28, 2002 (as from time to time amended and supplemented, the "Supplement"), among IHOP Corp., a Delaware corporation, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreements (as defined in the Supplement) and (ii) to have made the representation set forth in Section 7.2 of the Note Purchase Agreements.

        This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        This Note and the payment and performance hereof and of the Note Purchase Agreements are guarantied by the Guarantors (as defined in the Note Purchase Agreements) pursuant to the Guarantee Agreement dated as of October 28, 2002, as amended from time to time.

        [The Company will make required prepayments of principal on the dates and in the amounts specified in the Supplement. This Note is also subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Supplement, but not otherwise]. [This Note is not subject to prepayment].

        If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

        This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

INTERNATIONAL HOUSE OF PANCAKES, INC.

By:
[Title]

2

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EXHIBIT 4.1
TABLE OF CONTENTS
INFORMATION RELATING TO PURCHASERS
DEFINED TERMS
SUBSIDIARIES OF IHOP AND OWNERSHIP OF SUBSIDIARY STOCK
FINANCIAL STATEMENTS
ENVIRONMENTAL MATTERS
FORM OF OPINION OF SPECIAL COUNSEL FOR IHOP AND THE COMPANY
FORM OF OPINION OF GENERAL COUNSEL FOR IHOP AND THE COMPANY
FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS
FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT
INFORMATION RELATING TO PURCHASERS
SUPPLEMENTAL REPRESENTATIONS